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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51019) pertaining to the Pulte Home Corporation Investment Savings Plus of our report dated June 5, 2000, with respect to the financial statements and schedules of Pulte Home Corporation Investment Savings Plus included in this Annual Report on Form 11-K for the year ended December 30, 1999.

                                                           /s/ ERNST & YOUNG LLP


Detroit, Michigan
June 27, 2000




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